SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) April 10, 2014

FRONTIER OILFEILD SERVICES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-30746	75-2592165
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		Identification No.)

3030 LBJ Freeway, Suite 1320
Dallas, Texas 75234
(972) 243-2610

(Address, including zip code of registrant’s principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Page

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Section 5 - Corporate Governance and Management

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

A member of our Board of Directors has resigned; Mr. Dumas Simeus. Mr. Simeus stated reasons for resigning were personal and time commitment concerns. Mr. Simeus did not resign as a result of any disagreement with the registrant, known to any executive officer of the registrant, on any matter relating to the registrant’s operations, policies nor practices,

Mr. Don Lawhorne, Registrant's Chairman of the Board, and Mr. Bernard O'Donnell the two remaining directors have appointed Mr. John L. Stimpson to replace Mr. Simeus as a director of the Company effective immediately and until such time as his successor be elected or his earlier death or resignation.

Mr. John L. Stimpson, 45, is currently the President and owner in a number of enterprises including Gulf Trading, LLC an importer and exporter of forest products from 1998 to present and Point Logistics, LLC an asset based carrier and brokerage firm from 2005 to present. He is also currently a partner in Stimpson Properties, LLC a residential and commercial real estate management company, a position he began in 1998 and from 1996 to present he is owner/president of Pan American Mayal S.A. a real estate investment and development company located in Costa Rica. Mr. Stimpson has a Bachelor of Arts Degree from the University of Alabama.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OILFIELD SERVICES, INC.
(Registrant)

April 15, 2014	/s/ Donald Lawhorne
(Date)	Donald Lawhorne
Chief Executive Officer